Exhibit 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of October 1, 2026, among DISH DBS Corporation, a Colorado corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank Trust Company National Association, a national banking association, as successor trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the guarantors named therein and the Trustee entered into that certain indenture, dated as of May 24, 2021 (as amended, amended and restated, supplemented or otherwise modified, the “Indenture”), relating to the issuance of 5.125% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Second Modified Joint Prepackaged Chapter 11 Plan of DISH DBS Corporation and Certain of Its Subsidiaries (Dkt. No. 1604) (together with all exhibits and supplements thereto, and as may be amended, supplemented, or modified from time to time, the “Plan”) provides for the amendment of the Indenture as set forth in Article 2 hereof (each, an “Amendment” and collectively, the “Amendments”);

WHEREAS, pursuant to the order dated September 29, 2026, of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, the Plan was confirmed and the occurrence of the effective date of the Plan has or is occurring contemporaneously herewith, and further the Plan and the order confirming the Plan will have (a) reinstated the continuing legal existence of the Company and all Guarantors as it constituted prior to the commencement of their bankruptcy case, and (b) authorized and approved the Amendments and the execution and delivery of this Supplemental Indenture without the need for any further consent or approval of any Holder of Notes;

WHEREAS, subject to confirmation of the Plan and the occurrence of the effective date of the Plan, the Plan and the order confirming the Plan will authorize and approve the Amendments and the execution and delivery of this Supplemental Indenture without the need for any further consent or approval of any Holder of Notes;

WHEREAS, each of the Company and each of the Guarantors has been authorized by the resolutions of the board of directors by the Company to enter into this Supplemental Indenture;

WHEREAS, the Company (i) has requested that the Trustee execute and deliver this Supplemental Indenture to implement the Amendments, (ii) has delivered to the Trustee an Officers’ Certificate of the Company and an Opinion of Counsel in accordance with Sections  7.02(b), 9.02, 9.06 and 11.04 of the Indenture; and (iii) in connection with the foregoing, the Company has complied with and satisfied all conditions precedent and covenants in the Indenture relating to the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Article 9 and Section 11.04 of the Indenture and subject to receipt of deliverables stated therein, the Trustee is authorized to execute and deliver this Supplemental Indenture.

aGREEMENT

 NOW THEREFORE, in consideration of the premises and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of each series of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

article 1

definitions

Section 1.01.General. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

article 2

AGREEMENTS OF PARTIES

Section 2.01.Amendments. The following portions of the Indenture (with any consequential changes to be made to the Notes, as applicable) are hereby amended as set forth below.

(a)Section 1.01 (Definitions) of the Indenture is hereby amended by inserting the following new definitions:

“DBS Claims Trust” means the DBS Claims Trust, a Delaware statutory trust created under the Trust Agreement.

“DBS Claims Trustee” means Wilmington Savings Fund Society, FSB, a national banking association, not in its individual capacity, but solely as DBS Claims Trustee.

“Trust Agreement” means the certain trust agreement, dated as of June 29, 2026, by and between the Company, solely in its capacity as trustor thereunder and Wilmington Savings Fund Society, FSB, solely in its capacity as trustee thereunder, as in effect on October 1, 2026.

(b)Article 3 (Redemption) of the Indenture is hereby amended by inserting the following new Section 3.09:

Section 3.09Mandatory Redemption of the Notes from Trust Recoveries

(a)As promptly as practicable and, in any event, within three (3) Business Days, after receipt by the Trustee of (i) a written notice from the Company that the DBS Claims Trustee intends to make a payment (such payments herein referred to as “Trust Recoveries”) from the DBS Claims Trust pursuant to the Trust Agreement and the amount of such Trust Recoveries to be paid to the Trustee, and (ii) the Trustee’s receipt of such Trust Recoveries, the Trustee shall provide to the Company written notice (which will be concurrently provided with electronic email notice) (a “Trust Recoveries Notice”) of the receipt of such Trust Recoveries (with a copy to the DBS Claims Trustee), which notice (and such email) shall state the amount of such Trust Recoveries. The address to which the Trustee shall provide written notices (which may be electronically provided) under this Section 3.09 to the DBS Claims Trustee shall be:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, DE 19801

Attn: Patrick J. Healy

Email: phealy@wsfsbank.com

(b)The Trust Recoveries shall be held uninvested by the Trustee.
(c)As promptly as practicable and, in any event, within three (3) Business Days after receipt of a Trust Recoveries Notice, the Company shall provide an Officer’s Certificate (a “Trust Recoveries Certificate”) to the Trustee (with a copy to the DBS Claims Trustee), stating:
(i)the portion, if any, of the Trust Recoveries that constitute a portion of the “Initial Recovery” (as defined in the Trust Agreement) (“Category 1 Trust Recoveries”);

(ii)the portion, if any, of the Trust Recoveries that constitute a portion of the “Residual Recovery” (as defined in the Trust Agreement) (“Category 2 Trust Recoveries”); and

(iii)the portion, if any, of the Trust Recoveries that are neither Category 1 Trust Recoveries nor Category 2 Trust Recoveries (“Category 3 Trust Recoveries”).

(d)As promptly as practicable after providing the Trust Recoveries Certificate, the Company shall cause to be provided to holders of the Notes written notice (which may be electronically provided through DTC) with a copy to the Trustee, which notice (the “Holder Redemption Notice”) shall state:
(i)that the Trust Recoveries have been received;

(ii)the information set forth in the Trust Recoveries Certificate;

(iii)that a redemption of the Notes will occur in accordance with this Section 3.09, based on information set forth in the Trust Recoveries Certificate and in accordance with clause (d) below;

(iv)the price or the prices at which the redemption of the Notes will be made pursuant to this Section 3.09;

(v)the record date for holders entitled to receive the redemption payment and the expected date of redemption pursuant to this Section 3.09, provided that such redemption date shall be the date on which the redemption is required to occur pursuant to paragraph (e) below;

(vi)that any Note not redeemed shall continue to accrue interest;

(vii)that any Note redeemed pursuant to this Section 3.09 shall cease to accrue interest after the redemption date;

(viii)that Notes redeemed pursuant to this Section 3.09 shall be surrendered to the Paying Agent to collect the redemption price;

(ix)the name and address of the Paying Agent; and

(x)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice of redemption or printed on the Note.

(e)On the fifth Business Day after the Trustee receives a Trust Recoveries Certificate:
(i)the maximum principal amount of the 5.75% Senior Secured Notes due 2028 issued by the Company (the “2028 Secured Notes”), the 2020 DDBS Notes and Notes (such maximum to be calculated including premium and accrued and unpaid interest, as applicable, if any, thereon) that may be redeemed with such Category 1 Trust Recoveries at the price at which such 2028 Secured Notes, 2020 DDBS Notes and Notes could be redeemed on the date of such redemption pursuant to the applicable indenture governing such notes (the “Category 1 Redemption Price”) shall be mandatorily redeemed by the Company at the Category 1 Redemption Price, plus accrued and unpaid interest, if any, to the applicable redemption date, using such Category 1 Trust Recoveries, such mandatory redemption to be made on a pro rata basis based on the principal amount outstanding under such 2028 Secured Notes, 2020 DDBS Notes and Notes at such time (it being understood that, for the avoidance of doubt, such amount of Notes that can be redeemed by the Company at their Category 1 Redemption Price using the Category 1 Trust Recoveries received by the Trustee in its capacity as Trustee under this Indenture shall be so redeemed by the Company pursuant to this Section 3.09(e)(i));

(ii)the maximum principal amount of the 2028 Secured Notes (such maximum to be calculated including accrued and unpaid interest thereon) that may be redeemed with such Category 2 Trust Recoveries at 100% of the principal amount of such 2028 Secured Notes, plus accrued and unpaid interest, if any, to the applicable redemption date (the “Category 2 Redemption Price”) shall be mandatorily redeemed by the Company at the Category 2 Redemption Price using such Category 2 Trust Recoveries (it being understood that, for the avoidance of doubt, no Notes will be redeemed by the Company pursuant to this Section 3.09(e)(ii) using Category 2 Trust Recoveries); and

(iii)the maximum principal amount of 2020 DDBS Notes and Notes (such maximum to be calculated including premium and accrued and unpaid interest, as applicable, if any, thereon) that may be redeemed with such Category 3 Trust Recoveries at 100% of the principal amount of such 2020 DDBS Notes and Notes, as applicable, plus accrued and unpaid interest, if any, to the applicable redemption date (the “Category 3 Redemption Price”) shall be mandatorily redeemed by the Company at the Category 3 Redemption Price using such Category 3 Trust Recoveries, such mandatory redemption to be made on a pro rata basis based on the principal amount outstanding under the 2020 DDBS Notes and Notes at such time (it being understood that, for the avoidance of doubt, such amount of Notes that can be redeemed by the Company at their Category 3 Redemption Price using the Category 3 Trust Recoveries received by the Trustee in its capacity as Trustee under this Indenture shall be so redeemed by the Company pursuant to this Section 3.09(e)(iii)).
(f)Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of this Indenture.
(g)Except for the express duties set forth in this Section 3.09 or to the extent otherwise directed by requisite majority Holders in accordance with Section 6.05 of the Indenture, the Trustee shall have no duty to monitor or take actions in any of the Chapter 11 Cases of DWLLC and its affiliates (as each such term is defined in the Trust Agreement) and/or with respect to the Trust Agreement or any Trust Recoveries.
(c)Section 4.03 (Reports) of the Indenture is hereby amended by inserting the following text immediately after Section 4.03(b):

(c) To comply with the requirements of Section 4.03(a), the Company shall maintain, or cause to be maintained, an internet accessible datasite that can be accessed by beneficial owners of the Notes or prospective purchasers of beneficial ownership of the Notes (subject to reasonable confidentiality restrictions), which shall contain all of the information required to be delivered pursuant to clause (a) of this Section 4.03 (unless otherwise publicly filed with the SEC on its EDGAR datasite).  Such datasite may be password protected so long as such password is made available to beneficial owners of the Notes and bona fide prospective purchasers of beneficial ownership of the Notes. Posting of such information to the datasite (with a copy of such information provided to the Trustee) shall satisfy any delivery requirements under Section 4.03(b).

Section 2.02.Corresponding Amendments. Each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by the Amendments set forth in Section 2.01. For the avoidance of doubt, the filing of the Chapter 11 Cases (as defined in the Plan) by the Company and related Guarantors shall not constitute or be deemed to be an existing or continuing Default or Event of Default under the Indenture.

article 3

MISCELLANEOUS PROVISIONS

Section 3.01.Effectiveness; Construction. This Supplemental Indenture shall become effective upon the later of (x) the date of execution and delivery hereof and (y) October 1, 2026. Upon such effectiveness, the Indenture shall be modified in accordance herewith. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 3.02.Indenture and Notes Remain in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture and all existing Notes (including all existing CUSIPs with respect to the Notes) shall remain in full force and effect and no reauthentication of such Notes shall be required by the Trustee.

Section 3.03.Trustee Matters. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. In entering into this Supplemental Indenture, the Trustee (a) has relied upon the certifications, statements and opinions set forth in the Officer’s Certificate of the Company and the Opinion of Counsel, (b) shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided and (c) shall not be deemed to have waived any of its rights under the Plan, including without limitation, the right to receive payment of its Trustee fees and expenses pursuant to the terms of the Plan. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee makes no representation as to the statements or the representations made herein or in the Indenture or the validity or sufficiency of this Supplemental Indenture or the Indenture or the consequences of any amendment provided herein.

Section 3.04.Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.05.Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.06.Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07.Benefits of the Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented hereby.

Section 3.08.Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.09.Supplemental Indenture May Be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

DISH DBS CORPORATION

By: /s/_Paul W. Orban______ _____________

Name: Paul W. Orban

Title: Executive Vice President and Chief Financial Officer

DISH NETWORK L.L.C.

DISH OPERATING L.L.C.

ECHOSPHERE L.L.C. (1)

DISH NETWORK SERVICE L.L.C.

DISH BROADCASTING CORPORATION

DISH TECHNOLOGIES L.L.C.

SLING TV HOLDING L.L.C.

SLING TV PURCHASING L.L.C.

SLING TV L.L.C.

SLING TV GIFT CARD CORPORATION

SLING MEDIA, L.L.C.

as Guarantors

By: /s/_Paul W. Orban_________________ __

Name: Paul W. Orban

Title: Executive Vice President and Chief Financial Officer

(1) As of October 1, 2026, Echosphere L.L.C. is a Guarantor of the Notes.

Signature Page to Supplemental Indenture relating to the DBS 5.125% Senior Notes due 2029

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/_Justin L. Shearer___ ______________

Name: Justin L. Shearer

Title: Vice President

Signature Page to Supplemental Indenture relating to the DBS 5.125% Senior Notes due 2029